                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        TORCHMARK CORPORATION                  TORCHMARK CAPITAL TRUST II
     (Exact name of registrant as             (Exact name of registrant as
      specified in its charter)                 specified in its charter)

              DELAWARE                                   DELAWARE
     (State of incorporation or                  (State of incorporation or
     organization of registrant)                 organization of registrant)

             63-0780404                                 74-6508172
(I.R.S. Employer Identification No.)        (I.R.S. Employer Identification No.)

                         c/o LARRY M. HUTCHISON, ESQ.
                      Vice President and General Counsel
                             Torchmark Corporation
                            2001 Third Avenue South
                           Birmingham, Alabama 35233

          (Address of principal executive offices of each registrant)

If this form relates to the registration of a      If this form relates to the registration of a class
class of securities pursuant to Section 12(b)      of securities pursuant to Section 12(g) of the
of the Exchange Act and is effective pursuant      Exchange Act and is effective pursuant to
to General Instruction A.(c), please check the     General Instruction A.(d), please check the
following box. [X]                                 following box. [ ]


Securities Act registration statement file numbers to which this form relates:
                333-83411
                333-83411-02

Securities to be registered pursuant to Section 12(b) of the Act:

              Title of Each Class                    Name of Each Exchange on Which
              to be so Registered                    Each Class is to be Registered
              -------------------                    ------------------------------
7 3/4% Trust Preferred Securities issued by          New York Stock Exchange
Torchmark Capital Trust II and the Preferred
Securities Guarantee by Torchmark Corporation
with respect thereto

Securities to be registered pursuant to Section 12(g) of the Act:    None

Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     This Registration Statement relates to the 7 3/4% Trust Preferred Securities (the "Trust Preferred Securities") of Torchmark Capital Trust II, a Delaware business trust ("Capital Trust II"), guaranteed by Torchmark Corporation (the "Company") to the extent set forth in the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee") of the Company. Descriptions of the Trust Preferred Securities and the Preferred Securities Guarantee are set forth under the captions "Description of the Trust Preferred Securities" and "Description of the Guarantee" in the Prospectus Supplement filed on December 12, 2001 with the Securities and Exchange Commission (the "Commission") by the Company and Capital Trust II pursuant to Rule 424(b) under the Securities Act of 1933 as a supplement to the base Prospectus filed with the Commission in the Company's and Capital Trust II's Registration Statement on Form S-3 (Registration No. 333-83411), filed with the Securities and Exchange Commission on July 21, 1999, as amended, and which became effective on November 30, 1999.

Item 2.   EXHIBITS.

     2.1 Registration Statement on Form S-3 (Registration No. 333-83411) filed with the Securities and Exchange Commission on July 21, 1999 by Torchmark Corporation and Torchmark Capital Trust II, as amended (the "Registration Statement"), is incorporated herein by reference.

     2.2 Declaration of Trust of Torchmark Capital Trust II, dated as of July 21, 1999, between Torchmark Corporation, as Sponsor, and The Bank of New York (Delaware) (as successor to Bank One Delaware, Inc.), as Delaware Trustee (incorporated herein by reference to Exhibit No. 4.4 to the Registration Statement).

     2.3 Amended and Restated Declaration of Trust of Torchmark Capital Trust II, dated as of December 13, 2001, between Torchmark Corporation, as Sponsor, and The Bank of New York, as Indenture Trustee and The Bank of New York (Delaware), as Delaware Trustee (incorporated herein by reference to Exhibit No. 4.2 to Torchmark Corporation's Current Report on Form 8-K filed with the Commission on December 13, 2001).

     2.4 Junior Subordinated Indenture relating to the 7 3/4% Junior Subordinated Debentures, dated as of November 2, 2001, by and between Torchmark Corporation and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit No. 4.3 to Torchmark Corporation's Current Report on Form 8-K filed with the Commission on November 2, 2001).

     2.5 Officer's Certificate pursuant to Sections 2.1 and 2.3 of the Junior Subordinated Indenture, dated as of December 13, 2001, establishing the terms of the 7 3/4% Junior Subordinated Debentures (incorporated herein by reference to Exhibit No. 4.3 to Torchmark Corporation's Current Report on Form 8-K filed with the Commission on December 13,
          2001).

     2.6 Preferred Securities Guarantee Agreement, dated as of December 13, 2001, between Torchmark Corporation, as Guarantor, and The Bank of New York, as Guarantee Trustee, with respect to the Trust Preferred Securities (incorporated herein by reference to Exhibit No. 4.4 to Torchmark Corporation's Current Report on Form 8-K filed with the Commission on December 13, 2001).

     2.7  Form of Trust Preferred Security (included in Exhibit 2.3 above).

                                  SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.

                                    TORCHMARK CORPORATION


                                    By:  /s/ Michael J. Klyce
                                       ------------------------------
                                         Michael J. Klyce
                                         Vice President and Treasurer


                                    TORCHMARK CAPITAL TRUST II


                                    By:   /s/ Michael J. Klyce
                                        -----------------------------
                                          Michael J. Klyce
                                          Regular Trustee


Dated: December 17, 2001